UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 10, 2023
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3200 Kirby Drive, Suite 600	Houston	TX		77098
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code			(713)	335-5151

(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock $0.001 par value per share	PRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement

On October 10, 2023, PROS Holdings, Inc. (“PROS”) settled the previously announced exchange agreements for the exchange of $122.0 million aggregate principal amount of its outstanding 1.00% Convertible Senior Notes due 2024 (the “2024 Notes”) for newly issued $116.8 million aggregate principal amount of its outstanding 2.250% Convertible Senior Notes due 2027 (the “2027 Notes”) (the “Exchanges”). Following the settlement of the Exchanges, $21.7 million in aggregate principal amount of 2024 Notes and $266.8 million in aggregate principal amount of 2027 Notes will remain outstanding with terms unchanged. The 2027 Notes issued in the Exchanges constitute a further issuance of, and form a single series and will be fungible with, the existing 2027 Notes.

The 2027 Notes are unsecured, unsubordinated obligations of the Company and will pay interest semiannually at an annual rate of 2.250% and will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate at such time. The 2027 Notes have an initial conversion rate of 23.9137 shares of the Company’s common stock per $1,000 principal amount of 2027 Notes (which is equivalent to an initial conversion price of approximately $41.82 per share of the Company’s common stock). The conversion rate is subject to adjustment in certain circumstances, including in connection with specified fundamental changes. Holders of the 2027 Notes will have the right to require the Company to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the 2027 Notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest. The 2027 Notes will mature on September 15, 2027, unless converted, redeemed or repurchased in accordance with their terms prior to such date. Prior to June 15, 2027, the 2027 Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of these conditions.

The description of the 2027 Notes is qualified in its entirety by reference to the full and complete terms of the form of 2027 Notes, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

The 2027 Notes were issued to participants in the Exchanges in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by participants in the Exchanges. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Form of 2.250% Convertible Senior Notes due 2027

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

October 10, 2023	/s/ Damian W. Olthoff
Damian W. Olthoff
General Counsel and Secretary